UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 30, 2014

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Main St., Suite 201, Conway AR	72032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	855-440-8484

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

The Company has received notification from the NYSE MKT dated May 30, 2014 that the Company has now met, and as a result is in compliance with, the listing requirements of the NYSE MKT (the “Exchange”) Company Guide.
The Company had previously received notice from the Exchange on November 30, 2012, indicating that the Company was not in compliance with Section 1003(a)(iii) of the Exchange's continued listing standards.
ITEM 7.01 REGULATION FD DISCLOSURE.

On June 2, 2014 Inuvo, Inc. issued a press release announcing that it has retained its NYSE MKT listing.  A copy of the Company’s press release is being furnished herewith as Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Inuvo, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press release dated June 2, 2014, titled “INUVO, Inc. Retains its Listing with NYSE MKT”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: June 2, 2014	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel

EXHIBIT INDEX

99.1	Press release dated June 2, 2014, titled “INUVO, Inc. retains its listing with NYSE MKT”.